UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 15, 2009
(Date of earliest event reported: January 9, 2009)

OSTEOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road,
Glen Allen, Virginia 23060
(Address of principal executive offices) (Zip Code)

(804) 747-6027
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2009, the Board of Directors (the “Board”) of Osteologix, Inc. (the “Company”), based upon the approval and recommendation of the Board’s Compensation Committee (the “Committee”), approved the payment of an annual performance bonus to the Company’s Chief Executive Officer, Phillip J. Young, of $64,312.50, or 17.5% of Mr. Young’s 2008 base salary, for services rendered to the Company during the fiscal year ended December 31, 2008.  Mr. Young’s bonus was 50% of the maximum annual performance bonus to which he was eligible under his employment agreement.  The Board also approved an increase to Mr. Young’s maximum potential annual performance bonus for the fiscal year ended December 31, 2009 to 40% of Mr. Young’s 2009 base salary.

Second, the Board, based upon the approval and recommendation of the Committee, granted an incentive stock option to Mr. Young exercisable for 200,000 shares of the Company’s common stock (“Common Stock”) under the Company’s 2006 Equity Incentive Plan (the “Plan”) and pursuant to the standard form of Stock Option Agreement under the Plan, which form was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB filed by the Company with the Securities and Exchange Commission on March 27, 2007.  The option granted to Mr. Young has a term of 10 years and a vesting commencement date of January 1, 2009. The shares of Common Stock subject to such option will vest as to 1/48th of the shares on a monthly basis such that the option is 100% vested as of January 1, 2013, assuming that Mr. Young continues to remain an employee of the Company. The exercise price per share of Mr. Young’s option is $0.12 per share, the closing sales price of the Company’s Common Stock on the OTC Bulletin Board on the last business day before the grant.

Finally, the Board, based upon the approval and recommendation of the Committee, granted a stock option to certain of the Company’s non-employee directors (Klaus Eldrup-Jorgensen, Jeremy C. Cook, Bobby W. Sandage, Jr. and Christopher B. Wood) under the Plan and pursuant to the standard form of Stock Option Agreement under the Plan, which form was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB filed by the Company with the Securities and Exchange Commission on March 27, 2007. Each option is exercisable for 40,000 shares of Common Stock.  Each of these options has a term of 10 years and a vesting commencement date of January 1, 2009. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of January 1, 2013, assuming such directors continue to remain in service to the Company. The exercise price per share for each option is $0.12 per share, the closing sales price of the Company’s Common Stock on the OTC Bulletin Board on the last business day before the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Phillip J. Young
Phillip J. Young
Chief Executive Officer

Date:  January 15, 2009